Exhibit 21
NOBLE ENERGY, INC.
SUBSIDIARIES

NAME	JURISDICTION OF ORGANIZATION	REF
Alba Associates LLC	Cayman Islands	(8)
Alba Plant LLC	Cayman Islands	(9)
AMPCO Marketing, L.L.C.	Michigan	(4)
AMPCO Services, L.L.C.	Michigan	(4)
Ardmore Real Estate, LLC	Delaware	(1)
Atlantic Methanol Associates LLC	Cayman Islands	(6)
Atlantic Methanol Production Company LLC	Cayman Islands	(7)
Comin 1989 Partnership (partnership interest only)	Oklahoma	(13)
CONE Gathering LLC	Delaware	(14)
EDC Ecuador Ltd.	Delaware	(12)
EDC Ireland	Cayman Islands	(2)
EDC South America Limited	Cayman Islands	(1)
Energy Development Corporation (Argentina), Inc.	Delaware	(12)
Energy Development Corporation (China), Inc.	Delaware	(1)
MachalaPower Cia. Ltda.	Cayman Islands	(2)
NBL C.V. (Dutch limited partnership)	Netherlands	(21) (26)
NBL Eastern Mediterranean Marketing Limited	Cayman Islands	(3)
NBL International C.V. (Dutch limited partnership)	Netherlands	(23) (26)
NBL International Finance B.V.	Netherlands	(24)
NBL International Risk Management Limited	Cayman Islands	(24)
NBL Netherlands B.V.	Netherlands	(25)
NBL UK C.V. (Dutch limited partnership)	Netherlands	(21) (26)
Noble Energy (Cyprus) Limited	Cyprus	(3)
Noble Energy (ISE) Limited	Scotland	(20)
Noble Energy (Oilex) Limited	England	(20)
Noble Energy AGC Ltd.	Mauritius	(15)
Noble Energy Cameroon Limited	Cayman Islands	(22)
Noble Energy Capital Limited	England	(25)
Noble Energy Cyprus LNG Ltd. (f/k/a Noble Energy Cyprus Oil & Gas Ltd.)	Cyprus	(3)
Noble Energy Ecuador Ltd.	Cayman Islands	(10)
Noble Energy EG Ltd.	Cayman Islands	(3)
Noble Energy Falklands Holding, LLC	Delaware	(16)
Noble Energy Falklands Limited	England	(18)
Noble Energy Gabon Holding Company, LLC (f/k/a Noble Energy EG Holding Company, LLC)	Delaware	(16)
Noble Energy Gabon Limited (f/k/a Noble Energy EG II Limited)	Cayman Islands	(19)
Noble Energy Global Ventures Ltd.	Cayman Islands	(2)
Noble Energy International Holdings, Inc.	Delaware	(1)
Noble Energy International Holdings, LLC	Delaware	(15)
Noble Energy International Ltd	Cyprus	(2)
Noble Energy IX, LLC	Delaware	(1)
Noble Energy Mediterranean Ltd.	Cayman Islands	(3)
Noble Energy New Ventures, Inc.	Delaware	(15)
Noble Energy Nicaragua Ltd.	Cayman Islands	(24)
Noble Energy Services, Inc.	Delaware	(1)
Noble Energy Sierra Leone Holdings, LLC	Delaware	(16)
Noble Energy SL Limited	England	(17)
Noble Energy WyCo, LLC	Delaware	(1)
Samedan Methanol	Cayman Islands	(2)
Samedan of North Africa, LLC	Delaware	(24)

Samedan Pipe Line Corporation	Delaware	(1)
Samedan Royalty Corporation	Delaware	(1)
Selkirk (E&P) Limited	England	(20)
Seven Oaks Insurance Limited	Bermuda	(1)
SNS (E&P) Limited	England	(20)
Temin 1987 Partnership (partnership interest only)	Oklahoma	(5)
Yam Tethys Ltd.	Israel	(11)

(1)	100% ownership - Noble Energy, Inc. (Registrant)
(2)	100% ownership - Samedan of North Africa, LLC
(3)	100% ownership - Noble Energy International Ltd
(4)	50% ownership - Noble Energy International Holdings, Inc.
(5)	55.61% partnership interest - Samedan Royalty Corporation (managing partner)
(6)	50% ownership - Samedan Methanol
(7)	90% ownership - Atlantic Methanol Associates LLC
(8)	34.79% ownership - Samedan of North Africa, LLC
(9)	80% ownership - Alba Associates LLC
(10)	100% ownership - EDC Ecuador Ltd.
(11)	47.059% ownership - Noble Energy Mediterranean Ltd.
(12)	100% ownership - EDC South America Limited
(13)	52.66% partnership interest - Samedan Royalty Corporation (managing partner)
(14)	50% partnership interest - Noble Energy, Inc. (managing partner)
(15)	100% ownership - Noble Energy International Holdings, Inc.
(16)	100% ownership - Noble Energy New Ventures, Inc.
(17)	100% ownership - Noble Energy Sierra Leone Holdings, LLC
(18)	100% ownership - Noble Energy Falklands Holding, LLC
(19)	100% ownership - Noble Energy Gabon Holding Company, LLC
(20)	100% ownership - Noble Energy Capital Limited
(21)	99% partnership interest - Noble Energy International Holdings, Inc. (limited partner)
(22)	100% ownership - NBL Netherlands B.V.
(23)	99% partnership interest - NBL C.V. (limited partner)
(24)	100% ownership - NBL International C.V.
(25)	100% ownership - NBL UK C.V.
(26)	1% partnership interest - Noble Energy International Holdings, LLC (general partner)